UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Changes

On January 10, 2026, the Board of Directors (the “Board”) of Henry Schein, Inc. (the “Company”) appointed Mr. Frederick Lowery as Chief Executive Officer of the Company, effective March 2, 2026 (the “Effective Date”). In connection with Mr. Lowery’s appointment, the Board expanded the size of the Board from 14 to 15 members and appointed Mr. Lowery to fill the resulting vacancy, in each case, effective as of the Effective Date. Mr. Lowery, 54, comes to the Company from Thermo Fisher Scientific Inc., where he has most recently served as Executive Vice President and President, Laboratory Products and BioProduction. Prior to this role, he served as Senior Vice President and President, Customer Channels since January 2021. He joined Thermo Fisher Scientific Inc. in 2005 as head of operations for the Molecular BioProducts business of Fisher Scientific International.

As previously announced, the Company had entered into a letter agreement with its current Chief Executive Officer, Mr. Stanely M. Bergman, pursuant to which he had agreed to extend his employment for a term through the earlier of (a) the date of commencement of employment of a new Chief Executive Officer of the Company and (b) the date following the thirtieth (30th) day after Mr. Bergman notifies the Company in writing of his decision to end his employment with the Company. Accordingly, Mr. Bergman will continue as Chief Executive Officer of the Company until the date that Mr. Lowery commences employment with the Company, and then following his retirement as Chief Executive Officer Mr. Bergman will continue as Chairman of the Board.

The Company issued a press release on January 12, 2026 announcing Mr. Lowery’s appointment, a copy of which is attached as Exhibit 99.1 hereto.

Employment Agreement with Mr. Lowery

In connection with his appointment, Mr. Lowery and the Company entered into an employment agreement, dated January 10, 2026 (“Employment Agreement”). Under the Employment Agreement, Mr. Lowery will receive during the employment period an annual base salary of $1,250,000 and a target annual bonus opportunity under the Company’s Incentive Plan of no less than 150% of base salary, subject to the attainment of performance criteria established by the Compensation Committee of the Board (the “Compensation Committee”). The performance criteria for 2026 will be 70% based on the Company’s earnings per share and 30% based on the Company’s strategic scorecard results (with a maximum payment of 175% of target). The annual bonus payout for fiscal year 2026 will equal no less than $1,875,000.

The Employment Agreement provides that Mr. Lowery will be eligible to receive annual equity awards under the Company’s 2024 Stock Incentive Plan (or successor plan). Solely with respect to the equity awards to be granted to Mr. Lowery in fiscal year 2026, such equity awards will have an aggregate target grant date fair value equal to $10,000,000, allocated as follows: (i) 50% in the form of stock options, which will vest ratably on each of the first four anniversaries of the grant date; (ii) 25% in the form of time-based restricted stock units, which will vest ratably on each of the first four anniversaries of the grant date; and (iii) 25% in the form of performance-based restricted stock units, which will vest on the third anniversary of the grant date subject to the achievement and certification of performance goals. All vesting is subject to Mr. Lowery’s continued employment through the applicable vesting dates, except in the case of certain termination events. In addition, Mr. Lowery will be eligible to be reimbursed for all reasonable expenses associated with Mr. Lowery’s relocation in connection with his employment with the Company, up to $500,000, subject to customary submission of appropriate documentation evidencing such expenses.

The Employment Agreement further provides that, subject to Mr. Lowery not receiving an annual bonus paid in 2026 and remaining employed by the Company through the date of payment, he will receive a one-time bonus in the amount of $1,184,000 on or as soon as reasonably practicable following the Effective Date. In addition, Mr. Lowery will also automatically receive, on the Effective Date, a special one-time equity award with a target value of $2,500,000 (the “Sign-On Award”). The Sign-On Award will be comprised of time-based restricted stock units, which will be issued pursuant to a Restricted Stock Unit Agreement to be entered into on Mr. Lowery’s start date and will vest ratably on each of the first three anniversaries of the grant date, subject to Mr. Lowery’s continued employment through the applicable vesting dates. If Mr. Lowery is terminated by the Company without cause, resigns for good reason, dies or becomes disabled the then-unvested portion of the Sign-On Award will vest in full.

Subject to Mr. Lowery’s timely execution and non-revocation of a release of claims in a form reasonably satisfactory to the Company, Mr. Lowery will be eligible to receive the benefits provided by the amended and restated Henry Schein, Inc. Executive Severance Plan (the “Executive Severance Plan”) or the Company’s Executive Change in Control Plan, as applicable, which for a Chief Executive Officer generally provide, upon a qualifying termination not in connection with a change in control, for a pro-rated annual bonus for the year of termination based on actual performance, cash severance equal to two times the sum of base salary and the average annual bonus paid over the three fiscal years preceding termination, payable in installments over the two-year period following such termination, pro rata acceleration of equity awards (subject to actual performance for performance-based awards), subsidized COBRA health coverage, and outplacement services (collectively, the “Non-CIC Severance Benefits”), and, in the case of a qualifying termination in connection with a change in control, for severance pay equal to 2.5 times base salary and target bonus, payable in one lump sum, pro rata annual incentive compensation for the year of termination based on actual performance, accelerated vesting of equity and certain retirement benefits, and continued health and welfare benefits, in each case subject to the terms of the Employment Agreement and the applicable plan. With respect to a qualifying termination not in connection with a change in control, the Employment Agreement further provides Mr. Lowery protection against amendments to the Company’s Executive Severance Plan that would materially and adversely affect his rights under such plan without his prior written consent.

The foregoing descriptions of the Employment Agreement and the Sign-On Award do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto, and the full text of the Sign-On Award Agreement, which is attached as Exhibit 10.2 hereto, and are incorporated by reference herein.

No arrangement or understanding exists between Mr. Lowery and any other person pursuant to which Mr. Lowery was selected to serve as Chief Executive Officer. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Lowery reportable under Item 404(a) of Regulation S-K. Mr. Lowery has no family relationships with any of the Company’s directors or executive officers.

Executive Severance Plan

On January 9, 2026, the Compensation Committee approved the adoption of the Amended and Restated Executive Severance Plan, effective March 2, 2026. The Amended and Restated Executive Severance Plan generally continues the existing provisions of the plan and incorporates the following change: the Chief Executive Officer, who is currently excluded from participation, will become eligible to participate and, upon a qualifying termination not in connection with a change in control, will be entitled to receive the Non-CIC Severance Benefits.

The foregoing summary of the Amended and Restated Executive Severance Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Executive Severance Plan, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 10, 2026, upon the recommendation of the Nominating and Governance Committee of the Board, the Board approved an amendment and restatement of the Company’s Fourth Amended and Restated By-Laws (as amended and restated, the “By-Laws”), effective immediately. Among other things, the amendments:

•	eliminate the requirement that the Board appoint a President and related concepts; and

•	permit the Board to appoint a Chief Executive Officer who is not also President or Chairman of the Board.

The foregoing summary of the amendments to the By-Laws does not purport to be a complete description and is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Fifth Amended and Restated By-Laws of the Company, effective January 10, 2026.

10.1	Employment Agreement dated as of January 10, 2026, by and between Henry Schein, Inc. and Frederick M. Lowery.

10.2	Form of Restricted Stock Unit Agreement (CEO Sign-On RSU Award), by and between Henry Schein, Inc. and Frederick M. Lowery, pursuant to the Henry Schein, Inc. 2024 Stock Incentive Plan.

10.3	Amended and Restated Henry Schein, Inc. Executive Severance Plan.

99.1	Press Release dated January 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: January 12, 2026	By:	/s/ Kelly Murphy
	Name:	Kelly Murphy
	Title:	Senior Vice President and General Counsel